UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2017

Lonestar Resources US Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 Bailey Avenue, Suite 200

Fort Worth, Texas 76107

(Address of principal executive office) (Zip Code)

(817) 921-1889

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2017, the Board of Directors (the “Board”) of Lonestar Resources US Inc. (the “Company”) elected Stephen H. Oglesby as a director of the Company, succeeding Robert Scott who resigned from the Board on March 16, 2017. Mr. Oglesby spent his entire career in the energy and commercial banking industry. Prior to retiring from Citibank, N.A. in December, 2016, Mr. Oglesby served as Managing Director of the Energy Division of Citi’s U.S. Commercial Bank.  Mr. Oglesby has been appointed to serve on the Audit and Risk Committee and the Nominating and Corporate Governance Committee of the Board.  As a non-employee director, Mr. Oglesby will receive compensation for his service on the Board in the same manner as the Company’s other non-employee directors, consisting of a fixed annual fee of $50,000.  Mr. Oglesby will also be eligible to receive awards under the Company’s Amended and Restated 2016 Incentive Plan; although no specific awards have been promised or determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lonestar Resources US Inc.

Dated: March 17, 2017	By:	/s/ Frank D. Bracken III
		Name:	Frank D. Bracken III
		Title:	Chief Executive Officer

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